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                                                                    EXHIBIT 8.1



                                                    January 23, 1998


                   Re:   Agreement and Plan of Merger
                         dated as of November 6, 1997 by
                         and between Fred Meyer, Inc.,
                         Q-Acquisition Corp.
                         and Quality Food Centers, Inc.


Fred Meyer, Inc.
3800 S.E. 22nd Avenue
Portland, Oregon  97202

Ladies and Gentlemen:

         You have requested our opinion with respect to certain United States federal income tax consequences of the proposed transaction in which Q-Acquisition, Inc. ("Sub"), which is a newly-formed wholly-owned subsidiary of Fred Meyer, Inc. ("Parent"), will merge (the "Merger") with and into Quality Food Centers, Inc. ("Company"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of November 6, 1997, as amended on January 20, 1998, by and between Parent, Sub and Company (the "Merger Agreement"). This opinion is being delivered as an exhibit to Parent's Registration Statement on Form S-4 relating to the proposed Merger and to the Parent Common Stock to be issued to Company shareholders in the Merger pursuant to the Merger Agreement (the "Registration Statement").


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Fred Meyer, Inc.                       -2-                     January 23, 1998

         In acting as counsel to Parent in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing with the Securities and Exchange Commission of the Joint Proxy Statement/Prospectus contained in Amendment No. 1 to the Registration Statement.

             You have requested that we render the opinions set forth below. In rendering such opinions, we have assumed with your consent that the Merger will be effected in accordance with the Merger Agreement and that the representations made by Parent, Company and Stuart M. Sloan in letters provided to us and to Sidley & Austin, counsel to Company are true, correct and complete as of the date hereof and will be true, correct and complete as of the Effective Time (as if made as of the Effective Time). We have also assumed that the representations and warranties contained in the Merger Agreement, and statements as to factual matters contained in the Registration Statement, are true, correct and complete as of the date hereof and will be true, correct and complete as of the Effective Time, and that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. We have examined the documents referred to above and the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinions set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.


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Fred Meyer, Inc.                       -3-                     January 23, 1998


             If the Merger is effected on a factual basis different from that contemplated in the Merger Agreement and the Registration Statement, the opinions expressed herein may be inapplicable. Our opinions are based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, the opinions expressed herein may become inapplicable.

             Subject to the foregoing and to the qualifications and limitations set forth herein, and assuming that the Merger will be consummated in accordance with the Merger Agreement (and exhibits thereto) and the Delaware General Corporation Law and as described in the Registration Statement, we are of the opinion that for federal income tax purposes:

             (1) The Merger will constitute a reorganization within the meaning of section 368(a) of the Code, and Company, Sub and Parent will each be a party to such reorganization within the meaning of
             Section 368(b) of the Code;

             (2) No gain or loss will be recognized by Parent, Sub or Company as a result of the Merger;

             (3) No gain or loss will be recognized by the shareholders of Company upon the exchange of their Company Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

             (4) The aggregate tax basis of the shares of Parent Common Stock received solely in exchange for Company Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Company Common Stock exchanged therefor;


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Fred Meyer, Inc.                       -4-                     January 23, 1998



             (5) The holding period for shares of Parent Common Stock received solely in exchange for Company Common Stock pursuant to the Merger will include the holding period of the Company Common Stock exchanged therefor, provided such Company Common Stock was held as a capital asset by the shareholder at the Merger Effective Time; and

             (6) A shareholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share (as described in clause (4) above) and the amount of cash received.


             We express our opinions herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States. This opinion letter is rendered to you in connection with the above described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "The FM/QFC Merger -- Certain United States Federal Income Tax Consequences" in the Registration Statement.

                                               Very truly yours,

                                               SIMPSON THACHER & BARTLETT



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                                                                    EXHIBIT 8.1
                                                                    (Continued)



                                               January 23, 1998





                   Re:   Agreement and Plan of Merger
                         Dated as of November 6, 1997,
                         By and Among Fred Meyer, Inc.,
                         FFL Acquisition Corp.
                         and Food 4 Less Holdings, Inc.


Fred Meyer, Inc.
3800 S.E. 22nd Avenue
Portland, Oregon  97201
Ladies and Gentlemen:

             We have acted as special counsel for Fred Meyer, Inc., a Delaware corporation ("Parent"), in connection with the proposed merger (the "Merger") of FFL Acquisition Corp., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, with Food 4 Less Holdings, Inc., a Delaware corporation ("Company"), pursuant to an Agreement and Plan of Merger dated as of November 6, 1997, as amended on January 20, 1998, (the "Merger Agreement"), by and among Parent, Sub and Company under which each issued and outstanding share of Company stock, not owned directly or indirectly by Company, Parent or Sub will be converted into the right to receive common stock of Parent ("Parent Common Stock").

             In that connection, you have requested our opinion regarding certain material United States federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4 which includes the Proxy Statement/Prospectus of the Company and Parent with the Securities and Exchange Commission (the "SEC"), to which this opinion appears as an exhibit (the "Registration Statement"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the



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                                       2

Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete and will not later become inaccurate, (iii) the representations made to us by Company, Parent and certain stockholders in their respective letters to us each dated the date hereof, and delivered to us for purposes of this opinion are true, correct and complete and will not later become inaccurate (such letters, the "Representation Letters"), (iv) any representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of" or similarly qualified are correct and will continue to be true, correct and complete at all times up to and including the Closing Date, in each case without such qualification, and (v) the representations made to us in the Representation Letters will again be made to us as of the Effective Time. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement and Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

             The opinion expressed herein is based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

             Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the statements set forth in the Registration Statement under the caption "The FM/Food 4 Less Merger -- Certain United States Federal Income Tax Consequences", represent an accurate summary of the material United States federal income tax consequences of the Merger in all material respects.

             We express no opinion on any issue relating to United States federal income tax consequences other than those described under the caption "The FM/Food 4 Less Merger -- Certain United States Federal Income Tax Consequences." We are furnishing this opinion in connection with the filing of the Registration Statement with the SEC, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.




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                                        3


             We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

                                               Very truly yours,



                                               SIMPSON THACHER & BARTLETT